Increased Loan Loss Provision, Support for FDIC

Affect Old Point’s Second Quarter

•	Quarterly net loss of $622 thousand or $0.13 per diluted share

•	Key factors: Increased loan loss provision, FDIC contribution

•	Deposits rise 1.9%

•	Net loans increase 0.6%

•	Growth strategies continue

July 23, 2009 Hampton, VA Old Point Financial Corporation (Nasdaq “OPOF”) reported growth in deposits and loans during the period from June 30, 2008 to June 30, 2009. The bank also continued with strategies for increasing market share. During the second quarter, the bank further raised its loan loss provision and its contribution to the Federal Deposit Insurance Corporation (FDIC). Those two factors led to a net loss for the quarter. Robert F. Shuford, Chairman and President of Old Point Financial Corporation, said, “As a well-capitalized bank that has weathered many economic cycles since it opened in 1923, Old Point is firmly positioned to stay the course through the current recession and take advantage of new opportunities that emerge from it.” The quarterly loss was Old Point’s first since the last banking crisis in the early 1990s.

Old Point experienced a net loss of $622.0 thousand, or $0.13 per diluted share, for the quarter that finished June 30, 2009. Assets as of June 30, 2009 were $853.1 million, up from June 30, 2008 assets of $836.2 million. Net loans rose to $625.1 million, an increase of 0.6% from $621.2 million in the second quarter of 2008. Deposits rose to $626.6 million, a 1.9% rise from $614.7 million in 2008’s second quarter. For the six months ending June 30, 2009, Old Point earned $147.8 thousand, or $0.03 per diluted share.

“Due to turmoil in the nation’s banking industry, we’ve taken steps that are prudent and sound banking practices, but that naturally have an impact on our bottom line,” Shuford said. “Old Point’s provision for loan losses was higher for the second quarter of 2009 than it was for the same period in 2008. Our second quarter 2009 contribution to support the FDIC insurance program, which is necessary because of what has been happening with some other banks, was $751 thousand, making it more than forty-four times higher for the second quarter of 2009 than the $17 thousand for the like period in 2008.”

The rise in deposits and loans demonstrates Old Point’s strategy of investing in expanding market share, Shuford said. Old Point has increased its workforce since this time a year ago so it can pursue more corporate banking business, call upon a greater number of prospective retail customers, and begin staffing up for the upcoming opening of its branch in Norfolk’s Ghent section.

“Old Point continues to pursue the steady course that has taken us through dramatic economic cycles in the past,” said Shuford. “Still, we will constantly keep an eye on our loan portfolio and take appropriate steps.”

Non-performing Assets (NPAs) as a percentage of total assets are at 1.86% as of June 30, 2009 vs. 0.51% on June 30, 2008.

Allowance for Loan and Lease Losses (ALLL) on June 30, 2009 was at 1.15% of total loans; as of June 30, 2008, that measure was 0.82%. The Company continues to build the ALLL; the Bank made an addition of $4 million to the ALLL during the first six months of 2009.

Net loans charged off/provision for loan losses: Net loans charged off of $3.1 million during the six months ended June 30, 2009 was impacted by a $1.4 million write-down of a real estate project in the second quarter.

Net interest margin (NIM) for the second quarter of 2009 was 3.37% as compared to 3.55% for the second quarter of 2008. Year-to-date NIM for June 30, 2009 and 2008, respectively, was 3.36% and 3.50%.

Also notable in the second quarter:

Credit for small business development: In the quarter that ended June 30, 2009, Old Point provided loans to dozens of small businesses throughout Hampton Roads, in segments that included retail, construction, and the service sector. In addition, as a participating lender with the Small Business Administration’s (SBA’s) America’s Recovery Capital (ARC) loan program, Old Point made Virginia’s first four ARC loans, which have been designed by the SBA to help small businesses during the current tough economy.

New financial services for households: In the second quarter, Old Point assisted more than 800 households in the region with new financial services, providing mortgages and other types of loans and establishing savings and checking accounts.

Community support: During the past year, Old Point continued to provide financial support and staff volunteer time to the nearly 500 community service organizations and programs it assists each year.

Old Point Financial Corporation (“OPOF” - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 20 branches and more than 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Lani Chisman Davis at Old Point National Bank at 757- 728-1286.

Old Point Financial Corporation

Consolidated Balance Sheets

in thousands, except per share data (unaudited)

Assets

			30-Jun-09	30-Jun-08
Cash and due from banks			$23,186	$61,550
Federal funds sold			1,822	2,684

Cash and cash equivalents			25,008	64,234
Securities available-for-sale, at fair value			136,666	92,355
Securities held-to-maturity (fair value approximates $1,995 and $3,123)			1,967	3,104
Restricted Securities			4,815	5,241
Loans, net of allowance for loan losses of $7,275 and $5,113			625,146	621,197
Premises and equipment, net			28,892	27,594
Bank owned life insurance			14,370	13,159
Other real estate owned, net			8,032	2,246
Other assets			8,168	7,090

Total Assets			$853,064	$836,220

Liabilities & Stockholders’ Equity

			30-Jun-09	30-Jun-08
Deposits:
Noninterest-bearing deposits			$109,544	$107,532
Savings deposits			185,751	183,676
Time deposits			331,314	323,469

Total deposits			626,609	614,677

Federal funds purchased, repurchase agreements and other borrowings			77,628	56,864

Federal Home Loan Bank advances			65,000	80,000
Accrued expenses and other liabilities			2,127	3,143

Total Liabilities			771,364	754,684

Stockholders’ Equity
Common stock, $5.00 par value

	2009	2008
Shares Authorized	10,000,000	10,000,000
Shares Issued	4,909,035	4,902,167	24,545	24,511
Additional paid in capital			15,638	15,414
Retained earnings			42,005	41,880
Accumulated other comprehensive loss			(488)	(269)

Total stockholders’ equity			81,700	81,536

Total liabilities and stockholders’ equity			$853,064	$836,220

Old Point Financial Corporation

Consolidated Statements of Earnings

in thousands, except per share data

(unaudited)

	3 Months Ended 30-Jun-09	3 Months Ended 30-Jun-08	6 Months Ended 30-Jun-09	6 Months Ended 30-Jun-08
Interest Income
Interest and fees on loans	$9,401	$10,094	$18,817	$20,346
Interest on federal funds sold	9	113	22	330
Interest on securities:
Taxable	710	865	1,370	1,858
Exempt from Federal income tax	154	245	314	520

Dividends and interest on all other securities	120	339	267	476

Total interest and dividend income	10,394	11,656	20,790	23,530

Interest Expense

Interest on savings and interest-bearing demand deposits	98	263	193	673
Interest on time deposits	2,607	3,349	5,435	6,962
Interest on federal funds purchased , securities sold under agreement to repurchase and other borrowings	144	213	241	550
Interest on Federal Home Loan Bank advances	854	1,025	1,749	2,049

Total Interest expense	3,703	4,850	7,618	10,234

Net Interest Income	6,691	6,806	13,172	13,296
Provision for loan losses	3,000	300	4,000	600

Net interest income after provision for loan losses	3,691	6,506	9,172	12,696

Noninterest Income

Income from fiduciary activities	764	807	1,528	1,655
Service charges on deposit accounts	1,376	1,464	2,713	2,892
Other service charges, commissions and fees	656	669	1,268	1,379
Income from bank owned life insurance	176	180	352	357
Other operating income	129	54	204	114

Total Noninterest income	3,101	3,174	6,065	6,397

Noninterest Expense

Salaries and employee benefits	4,348	4,252	8,814	8,289
Occupancy and equipment	1,012	932	2,047	1,873
FDIC insurance	751	17	853	34
Data processing	274	252	523	489
Customer development	184	188	382	410
Advertising	180	225	352	410
Loan expenses	167	41	301	99
Employee professional development	130	179	272	331
Postage and courier	131	134	269	271
Loss on write-down of other real estate owned	74	0	141	0
Other operating expenses	640	737	1,341	1,412

Total noninterest expenses	7,891	6,957	15,295	13,618

	3 Months Ended 30-Jun-09	3 Months Ended 30-Jun-08	6 Months Ended 30-Jun-09	6 Months Ended 30-Jun-08
Income before income taxes	(1,099)	2,723	(58)	5,475
Income tax expense	(477)	788	(206)	1,570

Net Income	$(622)	$1,935	$148	$3,905

Basic Earnings Per Share
Average shares outstanding	4,908,216	4,903,532	4,907,616	4,905,549
Net income per share of common stock	$(0.13)	$0.40	$0.03	$0.80
Diluted Earnings per share
Average shares outstanding	4,940,606	4,934,292	4,937,085	4,937,017
Net income per share of common stock	$(0.13)	$0.39	$0.03	$0.79

Cash Dividends Declared	$0.10	$0.16	$0.26	$0.32

Selected Ratios

	3 Months Ended 30-Jun-09	3 Months Ended 30-Jun-08	6 Months Ended 30-Jun-09	6 Months Ended 30-Jun-08
Net Interest Margin	3.37%	3.55%	3.36%	3.50%

	As of 30 Jun-09	As of 31 Mar-09	As of 31 Dec-08	As of Jun 30-08
NPAs/Total Assets	1.86%	1.94%	1.79%	0.51%
Allowance for Loan Losses/Total Loans	1.15%	1.11%	1.00%	0.82%

Non-Performing Assets (NPAs) (000)	$15,863	$17,087	$14,919	$4,264
Composition of NPAs:
Nonaccrual Loans	$5,925	$9,529	$1,045	$889
Loans > 90 days past due, but still accruing interest	$1,217	$2,810	$3,529	$896
Restructured Loans	$689	$689	$6,594	$233
Other Real Estate Owned	$8,032	$4,059	$3,751	$2,246

	6 Months Ended 30-Jun-09	3 Months ended 31-Mar-09	12 Months ended 31-Dec-08	6 Months Ended 30-Jun-08
Loans Charged off (net of recoveries) (000)	$3,131	$392	$1,124	$617
Net Annualized Charge Offs/Total Loans	0.99%	0.25%	0.18%	0.20%